EXHIBIT 3.7.3

                            CERTIFICATE OF CONVERSION
                                       OF
                           FOAMEX CARPET CUSHION, INC.


     Foamex Carpet Cushion, Inc., a Delaware corporation, hereby certifies as follows:

FIRST: The name of the entity prior to conversion is "Foamex Carpet Cushion, Inc."

SECOND: Foamex Carpet Cushion, Inc. was duly formed and its original certificate of incorporation was filed with the Secretary of State of Delaware on February 12, 1998.

THIRD: The name of the limited liability company into which Foamex Carpet Cushion, Inc. shall be converted is "Foamex Carpet Cushion LLC."

FOURTH: The effective  date of the  conversion to a Delaware  limited  Liability
        Company shall be at the close of business on March 15, 2002.

FIFTH:  The  conversion  has been approved in accordance  with the provisions of
        Section 266 of the Delaware General Corporation Law.

     IN WITNESS WHEREOF, this certificate has been subscribed this 15th day of March, 2002, by the undersigned who affirms the statements made herein are true under penalties of perjury.

                                    FOAMEX CARPET CUSHION, INC.



                                    By: /s/ George L. Karpinski
                                        ------------------------------
                                        Name:  George L. Karpinski
                                        Title: Vice President